Exhibit (i)(7)

CONSENT OF DECHERT LLP

We hereby consent to the reference to our firm under the caption “Legal Matters” in the Statement of Additional Information comprising a part of Post-Effective Amendment No. 64 to the Form N-1A Registration Statement of Morgan Stanley Variable Insurance Fund, Inc., File No. 333-03013. We do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ Dechert LLP

New York, New York

April 12, 2017